Document is copied.
                      RESOLUTION OF THE BOARD OF DIRECTORS

                                       OF

                             Sphinx Industries, Inc.
                              A Nevada Corporation


         BE IT RESOLVED that I, R.D. Fritzler, appoint James D. Haggard as a director of this corporation.















Dated as of July 11, 2000


                                                 Original Signature on file
                                                 --------------------------
                                                  R. D. Fritzler/Director